Exhibit 99.1

Travelport Limited

Travel Content Leadership

-First Quarter 2014 Results-

Atlanta, GA, May 8, 2014 — Travelport is a travel commerce marketplace providing distribution, technology, payment and other solutions for the $7 trillion global travel and tourism industry.

Commenting on developments, Gordon Wilson, President and CEO of Travelport, said:

“As we celebrate the one year anniversary of our merchandising platform, I am pleased we have further strengthened our air proposition with the signing of new ground-breaking agreements with Ryanair and AirAsia, an extended partnership with easyJet, and over thirty airline agreements for our Rich Content and Branding functionality. Through these unrivalled agreements, we are now uniquely positioned to sell the content of all the world’s top ten airlines. This milestone builds on our leadership in global hotel content distribution and augments our strong financial performance.”

Highlights:

•	Net Revenue +4% and Adjusted EBITDA +7%

•	Unrivalled content added to our Travel Commerce Platform:

•	Uniquely distributing content from all the world’s top ten airlines

•	One year anniversary of Travelport Merchandising Platform™ marked by:

•	New agreements with Ryanair and AirAsia and an extended partnership with easyJet

•	Over 30 airlines signed for Rich Content and Branding functionality, including British Airways / Iberia and Air China

•	Expanded hotel content leadership – now offering 580,000 unique properties

•	Improvement of capital structure with deleveraging $135 million debt-for-equity exchange transactions completed in March

Financial Highlights

During the first quarter 2014, we realigned our reporting to better reflect our underlying operations to enable travel commerce through our platform. As a result, we are reporting Adjusted EBITDA and Adjusted Net Income as key non-GAAP performance metrics, as defined on page 12, and presented in the table below:

(in $ millions)	Q1 2014	Q1 2013	$ Change	% Change
Net Revenue	572	548	24	4
Operating Income	75	69	6	9
Net Income (Loss)	(27)	(10)	(17)	(170)
Adjusted Net Income	3	14	(11)	(79)
Adjusted EBITDA	151	141	10	7

Further, we have added Adjusted Free Cash Flow and Adjusted Unlevered Free Cash Flow to our cash flow reporting metrics on page 7 as also defined on page 12. We are also reporting a split of our Revenue into Travel Commerce Platform revenue, including our Air and Beyond Air revenue, and Technology Services revenue in the table on page 8 with three year historical information provided on page 9.

Net Revenue of $572 million for the first quarter of 2014 was $24 million (4%) higher than the first quarter of 2013, and Adjusted EBITDA of $151 million was $10 million (7%) higher than the first quarter of 2013.

Adjusted Net Income of $3 million decreased from $14 million for the first quarter of 2014 primarily due to a $13 million increase in interest costs.

Travel Commerce Platform RevPas increased 3% to $5.61.

Interest costs of $83 million for the three months ended March 31, 2014 were $13 million higher than 2013 due to higher interest rates on debt as a result of our debt refinancing in 2013.

Travelport’s net debt reduced to $3,226 million as of March 31, 2014, which comprised debt of $3,485 million less $180 million in cash and cash equivalents and less $79 million of cash held as collateral, from $3,340 million as of December 31, 2013 following the deleveraging $135 million debt-for-equity exchange transactions completed in March.

Travelport generated $23 million in net cash from operating activities for the three months ended March 31, 2014 compared to net cash used in operating activities of $21 million for the three months ended March 31, 2013. The improvement of $44 million is primarily a result of the timing of interest payments, as some payments were deferred into the second quarter of 2014 as a result of our 2013 refinancing.

We continue to assess and evaluate potential capital markets transactions, including potential debt-for-equity exchanges, and similar transactions. We can give no assurances that we will pursue or consummate such transactions as they are dependent, among other things, on market conditions and other factors that are inherently unpredictable.

Conference Call

The Company’s first quarter 2014 earnings conference call will be held on May 8, 2014 beginning at 2.30 p.m. (EST). Details for this conference call as well as the earnings presentation are available through the Investor Center section of the Company’s website (www.travelport.com/investors/Financial-Calendar), where pre-registration for the call is required.

A recording of the call will be made available within 24 hours in the Financial/Operating Data section of the Investor Centre on the Company’s website.

About Travelport

Travelport is a travel commerce marketplace providing distribution, technology, payment and other solutions for the $7 trillion global travel and tourism industry. With a presence in over 170 countries, approximately 3,600 employees and 2013 net revenue of $2.1 billion, Travelport is a privately owned company comprised of:

•	Our Travel Commerce Platform (formerly known as our global distribution system or “GDS” business), through which we facilitate travel commerce by connecting the world’s leading travel providers with online and offline travel buyers in our proprietary business to business (“B2B”) travel commerce marketplace. As travel industry demands evolve, we are utilizing our Travel Commerce Platform to redefine the electronic distribution and merchandising of airline core and ancillary products, as well as extending our reach into the growing world of travel commerce beyond air, including to hotel, car rental, rail, cruise-line and tour operators. In addition, we have leveraged our domain expertise in the travel industry to design a pioneering B2B payment solution that addresses the needs of travel intermediaries to efficiently and securely settle travel transactions. We also utilize the extensive data managed by our platform to provide an array of additional services, such as advertising solutions, subscription services, business intelligence data services, and marketing-oriented analytical tools to travel agencies, travel providers and other travel data users.

•	Our Technology Services, through which we provide critical IT services to airlines, such as pricing, shopping, ticketing, departure control and other solutions, enabling them to focus on their core business competencies and reduce costs. We manage reservations, inventory management and other related critical systems for Delta Air Lines.

Investor Contact

Peter Golby

Vice President, Investor Relations

+44 (0)1753 288 187

peter.golby@travelport.com

Media Contacts

Kate Aldridge

Vice President, Corporate Communications

+44 (0)1753 288 720

kate.aldridge@travelport.com

Jill Brenner

Senior Director, Corporate Communications, Americas

+1 (973) 753 3110

jill.brenner@travelport.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies and the economic conditions in the eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our controlling interest in eNett. Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in $ millions)	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Net Revenue	572	548

Costs and expenses
Cost of revenue	353	333
Selling, general and administrative	88	94
Depreciation and amortization	56	52

Total costs and expenses	497	479

Operating income	75	69
Interest expense, net	(83)	(70)
Loss on extinguishment of debt	(5)	—

Loss before income taxes and equity in (losses) earnings of investment in Orbitz Worldwide	(13)	(1)
Provision for income taxes	(10)	(11)
Equity in (losses) earnings of investment in Orbitz Worldwide	(4)	2

Net loss	(27)	(10)
Net income attributable to non-controlling interest in subsidiaries	(2)	—

Net loss attributable to the Company	(29)	(10)

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in $ millions)	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	180	154
Accounts receivable (net of allowances for doubtful accounts of $13 and $13)	233	177
Deferred income taxes	1	1
Other current assets	146	134

Total current assets	560	466
Property and equipment, net	422	428
Goodwill	986	986
Trademarks and tradenames	314	314
Other intangible assets, net	677	671
Cash held as collateral	79	79
Investment in Orbitz Worldwide	13	19
Non-current deferred income taxes	5	5
Other non-current assets	133	120

Total assets	3,189	3,088

Liabilities and equity
Current liabilities:
Accounts payable	70	72
Accrued expenses and other current liabilities	616	540
Deferred income taxes	24	24
Current portion of long-term debt	96	45

Total current liabilities	806	681
Long-term debt	3,389	3,528
Deferred income taxes	21	18
Other non-current liabilities	174	172

Total liabilities	4,390	4,399

Commitments and contingencies
Shareholders’ equity (deficit):
Common shares ($1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding)	—	—
Additional paid in capital	829	691
Accumulated deficit	(1,968)	(1,939)
Accumulated other comprehensive loss	(83)	(82)

Total shareholders’ equity (deficit)	(1,222)	(1,330)
Equity attributable to non-controlling interest in subsidiaries	21	19

Total equity (deficit)	(1,201)	(1,311)

Total liabilities and equity	3,189	3,088

TRAVELPORT LIMITED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

(in $ millions)	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Operating activities
Net loss	(27)	(10)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	56	52
Amortization of customer loyalty payments	18	14
Amortization of debt finance costs	3	7
Accrual of repayment fee and amortization of debt discount	3	—
Loss on extinguishment of debt	5	—
Payment-in-kind interest	6	4
Gain on interest rate derivative instruments	(1)	—
(Gain) loss on foreign exchange derivative instruments	(1)	7
Equity in losses (earnings) of investment in Orbitz Worldwide	4	(2)
Equity-based compensation	1	—
Deferred income taxes	3	—
Customer loyalty payments	(26)	(12)
Changes in assets and liabilities:
Accounts receivable	(55)	(60)
Other current assets	4	(12)
Accounts payable, accrued expenses and other current liabilities	42	(2)
Other	(12)	(7)

Net cash provided by (used in) operating activities	23	(21)

Investing activities
Property and equipment additions	(26)	(23)
Minority investment	(10)	—

Net cash used in investing activities	(36)	(23)

Financing activities
Proceeds from revolver borrowings	50	53
Repayment of term loans	(4)	—
Repayment of capital lease obligations	(7)	(4)
Payment related to extinguishment of debt	(3)	—
Proceeds from settlement of foreign exchange derivative contracts	3	2
Debt finance costs	—	(2)
Payments on settlement of foreign exchange derivative contracts	—	(7)

Net cash provided by financing activities	39	42

Net increase (decrease) in cash and cash equivalents	26	(2)
Cash and cash equivalents at beginning of period	154	110

Cash and cash equivalents at end of period	180	108

Supplementary disclosures of cash flow information
Interest payments	57	88
Income tax payments, net	7	6
Non-cash exchange of Senior Subordinated Notes for equity of a parent company	135	—
Non-cash capital lease additions	5	1

TRAVELPORT LIMITED

NON-GAAP MEASURES

(in $ millions and unaudited)

Reconciliation of Net Loss to Adjusted Net Income and Adjusted EBITDA

	Three Months Ended March 31,
	2014	2013
Net loss	(27)	(10)
Adjustments:
Amortization of acquired intangible assets	19	20
Corporate costs	3	1
Equity-based compensation	1	—
Litigation and related costs	—	10
Other-non cash	(2)	(5)
Equity in losses (earnings) of investment in Orbitz Worldwide	4	(2)
Loss on extinguishment of debt	5	—

Adjusted Net Income	3	14
Adjustments:
Depreciation and amortization of property and equipment	37	32
Amortization of customer loyalty payments	18	14
Interest expense, net	83	70
Provision for income taxes	10	11

Adjusted EBITDA	151	141

Reconciliation of Adjusted EBITDA to Net Cash Provided (Used in) by Operating Activities and Unlevered Adjusted Free Cash Flow

	Three Months Ended March 31,
	2014	2013

Adjusted EBITDA	151	141
Less:
Interest payments	(57)	(88)
Tax payments	(7)	(6)
Changes in operating working capital	(32)	(39)
Customer loyalty payments	(26)	(12)
Other adjusting items (*)	(6)	(17)

Net cash provided by (used in) operating activities	23	(21)
Add: Other adjusting items (*)	6	17
Less: Capital expenditures on property and equipment additions	(26)	(23)
Less: Repayment of capital lease obligations	(7)	(4)

Adjusted Free Cash Flow	(4)	(31)
Add: Interest paid	57	88

Unlevered Adjusted Free Cash Flow	53	57

*	Other adjusting items relate to payments for costs included within operating income but excluded from Adjusted EBITDA. These include (i) $6 million and $13 million of corporate costs payments during the three months ended March 31, 2014 and 2013, respectively, and (ii) $4 million of litigation and related costs payments for the three months ended March 31, 2013.

TRAVELPORT LIMITED

OPERATING STATISTICS AND DEFINITIONS

(unaudited)

Net revenue is comprised of:

	Three Months Ended March 31,		Change
(in $ millions)	2014	2013	$	%
Air	445	428	17	4
Beyond Air	97	89	8	9

Travel Commerce Platform	542	517	25	5
Technology Services	30	31	(1)	(1)

Net revenue	572	548	24	4

Our revenue is earned through our Travel Commerce Platform (including our Air and Beyond Air revenue) and Technology Services. Our Travel Commerce Platform combines state-of-the-art technology with industry leading features, functionality and innovative solutions to address the high volume and growing transaction processing requirements for the evolving needs of the travel industry.

Air: We provide sophisticated and comprehensive real-time search pricing, booking, change, payment and integrated itinerary creation for travelers who use the services of online and offline travel agents for both leisure and corporate travel.

Beyond Air: Our Beyond Air portfolio includes hospitality and advertising, payments and other platform services.

The table below sets forth Travel Commerce Platform revenue by region:

	Three Months Ended March 31,		Change
(in $ millions)	2014	2013	$	%
Asia Pacific	101	94	7	7
Europe	178	164	14	8
Latin America and Canada	23	22	1	4
Middle East and Africa	72	70	2	3

International	374	350	24	7
United States	168	167	1	—

Travel Commerce Platform	542	517	25	5

The table below sets forth Travel Commerce Platform segments by region and global RevPas:

	Segments (in millions)
	Three Months Ended March 31,		Change
	2014	2013		%
Asia Pacific	16	15	1	3
Europe	25	24	1	5
Latin America and Canada	4	4	—	3
Middle East and Africa	10	10	—	3

International	55	53	2	4
United States	42	42	—	(1)

Travel Commerce Platform Segments	97	95	2	2

Travel Commerce Platform RevPas	$5.61	$5.47	$0.14	3

TRAVELPORT LIMITED

HISTORICAL FINANCIAL INFORMATION

(in $ millions and unaudited)

The table below sets forth the historical quarterly Net revenue for the Travel Commerce Platform and Technology Services for the three years ended December 31, 2013:

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Air	428	410	387	363	1,588
Beyond Air	89	97	96	89	371

Travel Commerce Platform	517	507	483	452	1,959
Technology Services	31	30	28	28	117

Net revenue	548	537	511	480	2,076

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Air	434	395	375	344	1,548
Beyond Air	73	82	84	87	326

Travel Commerce Platform	507	477	459	431	1,874
Technology Services	43	29	30	26	128

Net revenue	550	506	489	457	2,002

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Air	422	412	391	352	1,577
Beyond Air	67	73	74	69	283

Travel Commerce Platform	489	485	465	421	1,860
Technology Services	42	45	44	44	175

Net revenue	531	530	509	465	2,035

Note:

1)	FY 2011 includes $35 million of Travel Commerce Platform Air revenue and $61 million of Technology Services revenue under the United MSA.

2)	FY 2012 includes $8 million of Travel Commerce Platform Air revenue and $19 million of Technology Services revenue under the United MSA.

TRAVELPORT LIMITED

HISTORICAL FINANCIAL INFORMATION

(in $ millions and unaudited)

The table below sets forth the historical quarterly Travel Commerce Platform revenue by geographic region for the three years ended December 31, 2013:

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Asia Pacific	94	96	94	85	369
Europe	164	150	140	142	596
Latin America and Canada	22	22	22	20	86
Middle East and Africa	70	74	69	64	277

International	350	342	325	311	1,328
United States	167	165	158	141	631

Travel Commerce Platform	517	507	483	452	1,959

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Asia Pacific	89	85	81	81	336
Europe	149	136	134	130	549
Latin America and Canada	19	20	20	18	77
Middle East and Africa	69	73	66	62	270

International	326	314	301	291	1,232
United States	181	163	158	140	642

Travel Commerce Platform	507	477	459	431	1,874

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Asia Pacific	84	85	82	72	323
Europe	150	136	128	121	535
Latin America and Canada	21	19	17	16	73
Middle East and Africa	56	72	67	62	257

International	311	312	294	271	1,188
United States	178	173	171	150	672

Travel Commerce Platform	489	485	465	421	1,860

Note:

1)	FY 2011 includes $35 million of Travel Commerce Platform Air revenue (all in the United States) under the United MSA.

2)	FY 2012 includes $8 million of Travel Commerce Platform Air revenue (all in the United States) under the United MSA.

TRAVELPORT LIMITED

HISTORICAL FINANCIAL INFORMATION

(in millions, except Travel Commerce Platform RevPas and unaudited)

The table below sets forth the historical quarterly Travel Commerce Platform Reported Segments by geographic region and historical quarterly Travel Commerce Platform RevPas for the three years ended December 31, 2013:

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Asia Pacific	15	14	14	13	56
Europe	24	22	19	20	85
Latin America and Canada	4	3	4	4	15
Middle East and Africa	10	10	10	9	39

International	53	49	47	46	195
United States	42	40	39	34	155

Travel Commerce Platform	95	89	86	80	350

Travel Commerce Platform RevPas	$5.47	$5.66	$5.60	$5.68	$5.60

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Asia Pacific	15	14	13	12	54
Europe	24	20	19	19	82
Latin America and Canada	3	3	4	3	13
Middle East and Africa	10	10	10	9	39

International	52	47	46	43	188
United States	46	40	39	34	159

Travel Commerce Platform	98	87	85	77	347

Travel Commerce Platform RevPas	$5.19	$5.46	$5.39	$5.61	$5.40

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	FY 2011
Asia Pacific	15	14	14	13	56
Europe	24	20	20	19	83
Latin America and Canada	3	3	3	2	11
Middle East and Africa	10	10	9	9	38

International	52	47	46	43	188
United States	44	43	43	37	167

Travel Commerce Platform	96	90	89	80	355

Travel Commerce Platform RevPas	$5.11	$5.34	$5.23	$5.31	$5.24

Note:

1)	FY 2011 includes 8 million Travel Commerce Platform Reported Segments (all in the United States) under the United MSA.

2)	FY 2012 includes 2 million Travel Commerce Platform Reported Segments (all in the United States) under the United MSA.

TRAVELPORT LIMITED

HISTORICAL FINANCIAL INFORMATION

(in $ millions and unaudited)

Definitions:

Adjusted EBITDA: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation for future periods. Adjusted EBITDA is defined as Adjusted Net Income, adjusted to exclude depreciation and amortization of property and equipment, amortization of customer loyalty payments, interest expense, net and provision for income taxes. Capital expenditures, which impact depreciation and amortization, Customer Loyalty Payments, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratios under the covenants contained in our credit agreements. These ratios use a number which is broadly computed from Adjusted EBITDA for the last twelve months and consolidated net debt, as at the balance sheet date and are known as the Total Leverage Ratio and Senior Secured Leverage Ratio. Travelport is currently in compliance with all of its financial covenants. A breach of these covenants could result in a default under the senior secured credit agreement, second lien credit agreement and the indentures governing the notes.

Adjusted Free Cash Flow: is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Adjusted Free Cash Flow is defined as net cash provided by (used in) operating activities adjusted to exclude the cash impact of other adjusted items (which relate to payments for costs included within operating income, but excluded from Adjusted EBITDA, including corporate costs and litigation and related costs), and to include capital expenditures and capital lease repayments. We believe adjusted free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and its ability to meet current and future financing and investing needs.

Adjusted Net Income: is a non-GAAP financial measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends. Adjusted Net Income is disclosed so investors have the same tools available to management when evaluating the results of Travelport. Adjusted Net Income is defined as Net Income adjusted to exclude items we believe potentially restrict our ability to assess the results of our underlying business, such as amortization of acquired intangible assets, corporate costs, equity-based compensation, litigation and related costs, other-non cash costs, equity in earnings (losses) of investment in Orbitz Worldwide and loss on extinguishment of debt.

Customer Loyalty Payments: development advance payments that are made with the objective of increasing the number of clients or improving customer loyalty with travel agents or travel providers. The amortization of such payments is excluded from Adjusted EBITDA under the terms of our senior secured credit agreement and our second lien credit agreement.

Travel Commerce Platform Reported Segments (“Segments”): Travel provider revenue generating units sold by our travel agency network, geographically presented by region based upon point of sale locations.

Travel Commerce Platform RevPas (“RevPas”): Travel Commerce Platform revenue divided by the number of Travel Commerce Platform Reported Segments.

Unlevered Adjusted Free Cash Flow: is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered Adjusted Free Cash Flow is defined as Adjusted Free Cash Flow adjusted to exclude cash interest payments.